UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CyrusOne Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CyrusOne Inc.
2850 N. Harwood St., Suite 2200
Dallas, Texas 75201
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of CyrusOne Inc., a Maryland corporation (the “Company”), dated March 18, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for exercise at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, April 27, 2020 at 10:30 a.m., Central Time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 27, 2020.
THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT
To the Stockholders of CyrusOne Inc.:
Due to the emerging public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our stockholders, employees and the greater community, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of CyrusOne Inc. has been changed to a strictly virtual meeting format. As previously announced, the Annual Meeting will be held on Monday, April 27, 2020 at 10:30 a.m., Central Time, but you will only be able to access the Annual Meeting by remote communication. Stockholders attending the Annual Meeting remotely will have the same opportunities they have had at past annual meetings to participate, ask questions, and provide feedback to the CyrusOne management team and the Board of Directors. A representative of our auditor, Deloitte & Touche LLP, will also attend the virtual Annual Meeting and will be available to answer questions at that time.
To access the virtual meeting, you may click this Virtual Stockholder Meeting link or visit https://computershare.lumiagm.com/?fromUrl=280138832. To login to the virtual meeting, you will have two options: Join as a “Guest” or Join as a “Stockholder”. If you join as a “Stockholder”, you will be required to have a control number and password. The password for the meeting is CONE2020.
If you were a stockholder of record – that is, your shares were registered in your name with our transfer agent, Computershare Trust Company N.A. (“Computershare”) – as of the close of business on March 4, 2020, the record date for the Annual Meeting, and have your control number, you may participate in and vote your shares at the Annual Meeting by following the instructions available on the meeting website. For registered stockholders, the control number can be found on your proxy card or notice, or in the email you previously received.
If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Annual Meeting. To register, you must submit proof of your “legal proxy” obtained from your bank, broker or nominee (which can be submitted by forwarding an email from your bank, broker or nominee with your legal proxy or attaching an image of your legal proxy), reflecting your CyrusOne holdings, along with your name and email address to Computershare at legalproxy@computershare.com. Obtaining a “legal proxy” may take several days and stockholders are advised to register as far in advance as possible. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 22, 2020. You will receive a confirmation email from Computershare of your registration. Once registered, you may participate in and vote at the Annual Meeting by following the instructions available on the meeting website.

If you do not have your control number, you may still attend as a guest (non-stockholder) but will not have the option to participate in or vote your shares at the virtual meeting.
Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy to vote in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included in any hard copies of the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
By Order of the Board of Directors:
ROBERT M. JACKSON
Executive Vice President, General Counsel and Secretary
March 30, 2020

The Annual Meeting to be held on April 27, 2020 at 10:30 a.m., Central Time, will be accessible at Virtual Stockholder Meeting (https://computershare.lumiagm.com/?fromUrl=280138832).
The proxy statement and Annual Report are available at www.envisionreports.com/CONE.